UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2007

CLST HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  0-22972

Delaware	75-2479727
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

601 S. Royal Lane, Coppell, Texas    75019
(Address of principal executive offices)      (Zip Code)

(972) 462-3500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 16, 2007, Raymond Durham resigned as Senior Vice President and Chief Financial Officer of CLST Holdings, Inc. (the “Company”).  Mr. Durham resigned in connection with the closing of the sale of the Company’s operations in Mexico (the “Mexico Sale”) to Soluciones Inalámbricas, S.A. de C.V. and Prestadora de Servicios en Administración y Recursos Humanos, S.A. de C.V., and the closing of the sale of the Company’s U.S. and Miami-based Latin American operations (the “U.S. Sale”) to wholly-owned subsidiaries of Brightpoint, Inc.  Following Mr. Durham’s resignation, on April 17, 2007, Sherrian Gunn, the Company’s Chief Executive Officer and President, was also named Chief Financial Officer of the Company.  Ms. Gunn was named President and Chief Executive Officer of the Company on April 9, 2007.  Ms. Gunn, who is 51 years old, joined the Company in 2001 as Controller — U.S. Region.  In August of 2002, she was given the title of Director of Investor Relations, and in January of 2006, she was promoted to Vice President, Investor Relations and Treasury.  Prior to joining the Company, Ms. Gunn held various positions with Johnson & Johnson Medical Inc., a subsidiary of Johnson & Johnson, including Operations Controller and Financial Controller.

On April 9, 2007, Ms. Gunn entered into an employment agreement with CLST-NAC, Ltd., an operating subsidiary of the Company.  The agreement was described in and filed as an exhibit to the Current Report on Form 8-K (the “Gunn 8-K”) filed on April 13, 2007.  The description of Ms. Gunn’s agreement, including the text of the agreement filed as Exhibit 10.1 to the Gunn 8-K, is incorporated herein by reference.

There is no arrangement or understanding between Ms. Gunn and any other person concerning her above-described appointment.  There are no family relationships between Ms. Gunn and any other director, officer or nominee of the Company.

Item 8.01 Other Events.

In connection with the closing of the U.S. Sale and the Mexico Sale, Robert Kaiser resigned as Chairman of the Board of the Company.  Following Mr. Kaiser’s resignation, on April 17, 2007, the Company’s board of directors elected Dale Kesler as Chairman of the Board.  Mr. Kesler will remain Chairman of the Audit Committee of the Company’s board of directors.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLST HOLDINGS, INC.

	By:	/s/ Elaine Flud Rodriguez

Date: April 20, 2007	Elaine Flud Rodriguez Sr. Vice President and General Counsel